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                        CONSENT OF INDEPENDENT AUDITORS

PaineWebber/Kidder, Peabody California Tax Exempt Money Fund
(Formerly the Kidder, Peabody California Tax Exempt Money Fund):

     We consent to the incorporation by reference in the Statement of Additional Information in this Post-Effective Amendment No. 9 to Registration Statement No. 33-14400 of our report dated September 9, 1994, appearing in the annual report to shareholders for the year ended July 31, 1994.

Deloitte & Touche LLP
Deloitte & Touche LLP
New York, New York
November 28, 1995





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